EXHIBIT 10.12


                           FIRST AMENDED AND RESTATED
                          PROMISSORY NOTE [UNSECURED]

$1,000,000                                                      October 17, 2005

In further consideration for the sale of the entirety of his common stock interest in IPv6 Summit, Inc. representing 2,000,000 common stock shares to Lender pursuant to the acquisition by Lender of all or substantially all of IPv6 Summit, Inc. on or about August 10, 2005, and for other value received, INNOFONE.COM, INC. (hereinafter collectively referred to as "Borrower"), promises to pay to ALEX LIGHTMAN (herein collectively referred to as "Lender") at 1431 Ocean Avenue, Suite 600, Santa Monica, California 90401, or at such other place or to such other party as Lender may from time to time designate, the principal sum of ONE MILLION DOLLARS and NO CENTS ($1,000,000) plus simple interest at the rate of four percent (4%) per annum over the Term stated and pursuant to the installment payments stated hereunder and under the terms of this First Amended and Restated Promissory Note [unsecured] ("Note"). This Note shall replace and supercede that certain Promissory Note dated and executed as of October 12, 2005 by and between the parties. Any term not specifically defined herein shall have the meaning given to such term in the "Pledge" (as defined below).

     1. UNSECURED NOTE. This Note is unsecured and as such the parties understand that there is no security interest granted to Borrower by Lender against any assets of Lender.

     2. INTEREST RATE. From the date of October 17, 2005 to the "Maturity Date" (as defined below), interest shall acrue at a rate of four percent (4%) per a annum ("Interest Rate") for the Term. All interest hereunder shall be calculated for the actual number of days elapsed over a year assumed to consist of three hundred sixty (360) days.

     3. NOTE PAYMENTS.

          3.1 PAYMENTS. Borrower shall pay Lender a sum equal to the Note plus interest at the Interest Rate over a twelve (12) month period from date of inception hereof with payments commencing no later than five (5) days subsequent to receipt by Lender of each and every investment installment payment made under those certain investment agreements including that certain Securities Purchase Agreement, Callable Secured Convertible Note and Stock Purchase Warrant ("Investor Agreements") entered by and between Lender and NIR Group, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millenium Capital Partners II, LLC ("Investors") on or about August 31, 2005, with each such installment payment made as follows:

               3.1.1 monthly installment payments equal to $83,333.33 for each successive month starting on the date of execution and ending on January 17, 2006;

               3.1.2 thereafter completion and filing with the Securities and Exchange Commission of the registration statement required to be filed under the Investor Agreements ("Registration Statement") and receipt by Company of the payment due to Company from Investors thereon such filing of a registrations statement under the Investor Agreements ("Investor Second Tranche Funds"), monthly installment payments of $83,333.33 for the four (4) months following receipt of such Investor Second Tranche Funds by Company from Investors;


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               3.13 thereafter effectiveness of the Registration Statement and receipt by Company of the payment due to Company from Investors thereon effectiveness of such Registration Statement under the Investor Agreements ("Investor Third Tranche Funds"), monthly installment payments of $83,333.33 for the four (4) months following receipt of such Investor Second Tranche Funds by Company from Investors.

          3.2 Payments under Section 3.1 shall not be concurrent regardless of timing of any performance by the Company in completing any condition thereon. All payments made under Section 3.1 shall be successive such that should multiple performance requirements of Company be made within a like time period, any such payment made thereon shall commence on the next month after completion of successive installment payments to be made on the first such performance condition actually met.

          3.2 The date upon which all principal and interest is due hereunder shall be October 17, 2006 (the "MATURITY DATE"), and unless paid in full prior to July 1, 2006, Borrower shall have paid Lender the entire unpaid balance of the Note in full, including all accrued unpaid interest by such date.

          3.2 PAYMENTS AT MATURITY DATE. On the Maturity Date, Borrower shall pay the outstanding balance of the Note, including unpaid principal, and accrued unpaid interest, and any unpaid fees or costs shall be paid in full.

          3.3 PREPAYMENT; WAIVER OF INTEREST PAYMENT. Borrower shall have the privilege to prepay, and Lender sha11 have an obligation to accept tendered prepayments of all or any portion of the principal balance of this Note without notice and without a prepayment penalty. Should payment be made in full under this Note prior to July 1, 2006, then Borrower agrees to waive any and all interest payments due hereunder. Should payment in full hereunder this Note not be made by July 1, 2006 then interest shall be paid at the Interest Rate agreed at the Maturity Date in full.

     4. FAILURE TO PAY. In the event the payment of principal due on the Maturity Date hereof is not made when due, such principal amount (together with any accrued interest) shall, at the option of Lender, continue to bear interest at the Interest Rate, until it is paid in-fu11.

     5. EVENT OF DEFAULT. An "Event of Default" shall have occurred under this Note upon the occurrence of any of the following (subject to any applicable notice and Cure Period): (a) Borrower fails to comply fully and in a timely manner with any Monetary Obligations under this Note; (b) Borrower fails to comply fully and in a timely manner with any Non-Monetary Obligations under this Note.

          5.1 ACCELERATION. At any time fallowing an Event of Default and any subsequent Cure Period for each such Event of Default, if any, Lender may, at its option and without notice or demand, declare immediately due and payable the entire unpaid principal sum of this Note together with all accrued interest.

          5.2 COSTS OF COLLECTION. Borrower agrees to pay all costs of collection and/or enforcement when incurred, by Lender, including but not limited to reasonable attorneys' fees and all related costs. If any suit or action is instituted to enforce this Note, Borrower promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees and costs in such suit or action to Lender as the prevailing party.

     6. MISCELLANEOUS.

          6.1 GENERAL PAYMENT TERMS. All amounts payable under this Note are payable in lawful money of the United States, without notice, demand, offset or deduction. Checks will constitute payment only when collected. Any amount paid on this Note shall be applied as set forth in Section 3 above. Borrower hereby waives any right which provides that Borrower has the right to designate the portion of the obligation that is satisfied by any partial payment.

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          6.2 WAIVERS. Borrower and any endorsers or guarantors of this Note for themselves, their heirs, legal representatives, successors and assigns, respectively, jointly and severally waive presentment, demand, protest, and notice of dishonor and waive any right to be released by reason of any extension of time or change in terms of payment or any change, alteration, or release of any security given for the payment hereof. In addition, Borrower and any endorsers or guarantors jointly and severally waive all defenses involving marshaling of assets, rights to contribution, laches, and estoppel. If Borrower consists of more than one person or entity, each of these persons or entities and any endorsers or guarantors of this Note jointly and severally waive any duty on the part of Lender to disclose facts Lender may now or hereafter know about any of the persons or entities constituting the Borrower, regardless of whether Lender has reason to believe that such facts materially increase the risk beyond that which said person or entity intends to assume or has reason to believe that such facts are unknown to said person or entity or has a reasonable opportunity to communicate such facts to any of these persons or entities, it being understood and agreed that each of the persons and entities constituting the Borrower, endorsers and guarantors are fully responsible for being and keeping informed of the financial condition of other persons and entities constituting the Borrower and of all circumstances bearing on the risk of nonperformance of any obligation under this Note.

          6.3 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Nevada. This Note has been delivered to Lender and accepted by Lender in the State of Nevada. If there is a lawsuit on this Note, Borrower shall submit, at Lender's request, to the jurisdiction of the courts of Clark County, Nevada.

          6.4 NO WAIVER. No single or partial exercise of any power hereunder or under any other of Note shall preclude other or further exercises thereof or the exercise of any other power. Lender shall at all times have the right to proceed against any portion of the security for this Note in such order and in such manner as Lender may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of Lender in exercising any right hereunder shall not operate as a waiver of such right, or any other right under this Note.


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          6.5 SUCCESSORS AND ASSIGNS. This Nate shall inure to the benefit of
Lender and its Successors and assigns. The obligations of Borrower hereunder shall not be assignable.

          6.6 ENTIRE AGREEMENT. This Note represents the entirety of the agreement between the parties and is agreed to replace, restate, amend and fully supercede any prior agreement or understanding between the parties regarding the subject loan including but not limited to that certain Promissory Note entered by the parties on or about October 12, 2005.


IN WITNESS WHEREOF, the unrdersigned has executed this Promissory Note [Unsecured] as of the date written above.


FOR: INNOFONE.COM, INCORPORATED

"Borrower"

By: /s/ Paul Shephard
    -----------------------------
    Paul Shephard - Secretary


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